UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2010

GeoEye, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21700 Atlantic Blvd., Dulles, Virginia		20166
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-480-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2010, GeoEye, Inc. ("Company") announced the appointment of Dr. William L. Ballhaus to its board of directors, effective October 27, 2010. Dr. Ballhaus, age 43, was the Chief Executive Officer and President at DynCorp International ("DynCorp") from May 2008 until August 2010, and currently serves as the vice chairman and a director of DynCorp. DynCorp was acquired by affiliates of Cerberus Capital Management L.P. in July 2010. Dr. Ballhaus currently serves as a strategic advisor to Cerberus Operations and Advisory Company LLC. From March 2007 to May 2008, he was president of the Network Systems business for the Electronics & Integrated Solutions Operating Group of BAE Systems Inc. From 2003 to 2007, he was president of BAE Systems Inc.’s National Security Solutions and Mission Solutions businesses. He holds a Bachelor’s degree in mechanical engineering from the University of California at Davis and Master’s and Doctorate degrees in aeronautics and astronautics from Stanford University, as well as a Master’s degree in business administration from the Anderson Graduate School of Management at UCLA. He serves on the United States Geospatial Intelligence Foundation Board of Directors and the UCLA Anderson School Board of Visitors and also serves as a director on a number of Cerberus portfolio company boards. He is a Fellow of the American Institute of Aeronautics and Astronautics and a Fellow of the British American Project.

Dr. Ballhaus will serve as the board appointee of Cerberus Capital Management, L.P., in connection with the private placement of 80,000 shares of the Company’s preferred stock with Cerberus Satellite LLC, an affiliate of Cerberus Capital Management, L.P. The private placement was completed on September 22, 2010, with the Company receiving $78 million in gross proceeds. Upon Dr. Ballhaus’ election to the Company’s Board of Directors ("Board"), he also was appointed to serve as a member of the Risk Committee and the Audit Committee.

Dr. Ballhaus will receive compensation for service on the Board in accordance with the Company’s compensation policy for non-employee directors. A description of the Company’s compensation arrangements for non-employee directors is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2009.

Dr. Ballhaus has not been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934, as amended

A copy of the Company’s press release announcing the appointment of Dr. Ballhaus dated November 1, 2010 is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

November 1, 2010	By:	/s/ William L. Warren

Name: William L. Warren
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 1, 2010